Exhibit 10.2
Assisted Living Concepts, Inc.
DIRECTOR TANDEM STOCK OPTION/STOCK APPRECIATION RIGHTS AWARD AGREEMENT
Director:
Number of Stock Options/SARs:
Grant Date:
Exercise Price:
     This Tandem Stock Option/Stock Appreciation Rights Award Agreement (the “Award Agreement”) is entered into as of                     , between Assisted Living Concepts, Inc. (“ALC”) and Director. In consideration of the mutual promises and covenants made in this Award Agreement and the mutual benefits to be derived from this Award Agreement, ALC and the Director agree as follows:
     THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 17 OF THIS AWARD AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.
1. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Assisted Living Concepts, Inc. 2006 Omnibus Incentive Compensation Plan (the “Plan”). As used in this Award Agreement, the following terms have the meanings set forth below:
     “Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.
     “Committee” means the Compensation/Nominating/Governance Committee of the Board, or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.
     “Common Stock” means Class A common stock of ALC, par value $0.01 per share.
     “Fair Market Value” means the closing market price per Share as reported on the New York Stock Exchange (or other relevant exchange) on the applicable date or, in the event there shall be no public market for the Shares on the applicable date, the fair market value of the Shares as determined in good faith by the Committee.
     “Share” means a share of Common Stock.
2. Grant of Award. This Award Agreement sets forth the terms and conditions of an award (the “Award”) under the Plan to the Director as of the Grant Date of:
     a. Stock Options. The right and option (the “Stock Options”) to purchase up to                      Shares at the Exercise Price per Share. Each Stock Option is a Nonqualified Stock

Option. Unless earlier terminated pursuant to the terms of this Award Agreement, the Stock Options shall expire on the fifth anniversary of the Grant Date.
     b. Stock Appreciation Rights. Each Stock Option includes a stock appreciation right (“SAR”) at the price per Share equal to the Exercise Price. The SAR constitutes an unfunded and unsecured promise of ALC to deliver (or cause to be delivered) to Director a whole number of Shares, cash or a combination of Shares and cash at the time such SAR vests and is exercised, as provided herein, equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR. Fractional shares will not be delivered and the number of Shares to be delivered upon any exercise by you of SARs subject to this Award shall be rounded down to the nearest whole Share. The Committee has sole discretion to deliver such value in Shares, cash, or a combination of Shares and cash. Until such delivery, Director has only the rights of a general unsecured creditor and no rights as a stockholder of ALC. Unless earlier terminated pursuant to the terms of this Award Agreement, the SARs shall expire on the fifth anniversary of the Grant Date.
     c. Tandem Stock Option/Stock Appreciation Rights. An SAR with respect to a Share shall vest, become exercisable, and terminate at the same times and under the same terms as the Stock Option such Share is subject to. The exercise of a Stock Option with respect to any Share shall cause the related SAR to automatically terminate and the exercise of an SAR with respect to any Share shall cause the related Stock Option to automatically terminate. Only one Stock Option or one SAR, and not both, may be exercised with respect to any Share that is subject to a Stock Option under this Award Agreement. The tandem Stock Option and SAR rights with respect to a Share are referred to in this Award Agreement as the “Stock Option/SAR.”
     d. Exercisability Subject to Time Vesting. Unless earlier terminated, the Stock Options/SARs shall become exercisable as follows: one-third of the Shares covered thereby (rounded up to the next whole Share) on                     , an additional one-third of such Shares (rounded up to the next whole Share) on                     , and the remainder of such Shares on                     , subject in each case to the prior termination of the Stock Option/SAR.
     e. Exercisability Upon Death, Disability or Change of Control. Notwithstanding the foregoing, the Stock Options/SARs, to the extent outstanding, shall become immediately vested and fully exercisable upon (a) a Change of Control or (b) a Termination of Service due to death or Disability. For purposes of this Award Agreement, Disability means permanent and total disability as determined under ALC’s long-term disability plan applicable to ALC’s Executive Officers. For purposes of this Award Agreement, Termination of Service means the Director’s ceasing to be a member of the Board and ceasing to be employed with, or to perform services for, ALC or any of its Subsidiaries or Affiliates. A participant who has ceased being a member of the Board but who continues to be employed by, or to perform services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Service if (i) the participant’s employment with, or performance of services for, ALC and any of its Subsidiaries or Affiliates terminates or (ii), if the participant is employed by a Subsidiary or Affiliate, the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service-provider for, ALC or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among ALC and its Subsidiaries and Affiliates shall not be considered Terminations of Service.

     f. Suspension or Termination of Stock Options/SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any administrator authorized pursuant to Section 3(e) of the Plan (any such person, an “Authorized Officer”), reasonably believes that Director has committed an act of misconduct as described in this Section, the Committee or Authorized Officer may suspend the Director’s right to exercise any Stock Option/SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines Director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to ALC, breach of fiduciary duty or deliberate disregard of ALC rules resulting in loss, damage or injury to ALC, or if Director makes an unauthorized disclosure of any ALC trade secret or confidential information, engages in any conduct constituting unfair competition, or induces a customer to breach a contract with ALC, neither Director nor his or her estate shall be entitled to exercise any Stock Option/SAR whatsoever. In addition, if Director is designated an “executive officer” by the Board and if the Committee determines that Director engaged in an act of embezzlement, fraud or breach of fiduciary duty during Director’s employment that contributed to an obligation to restate ALC’s financial statements (“Contributing Misconduct”), Director shall be required to repay ALC, in cash and upon demand, the Option Proceeds (as defined below) resulting from the sale or other disposition (including to ALC) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to ALC) of Shares issued or issuable upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement on ALC’s stock price, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to ALC due to the executive officer’s Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties.
3. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern; provided, however, that, notwithstanding the foregoing, it is understood that the provisions of Section 6(i)(vi)(D) of the Plan, including but not limited to the concept of “negative discretion,” shall not be applicable to the Stock Options/SARs.
4. Exercise of the Stock Options.
     a. Stock Options as to which the Director is vested, which have become exercisable, and which have not terminated may be exercised by delivery to the Secretary of ALC of a written or electronic notice, complying with the applicable procedures established by the Committee or ALC, stating the number of whole Shares to be purchased pursuant to this Award Agreement and the date on which the Director wants to exercise the Stock Option and accompanied by payment of the full purchase price of the Shares to be purchased.
     b. The full purchase price of the Stock Option (the Exercise Price multiplied by the number of Stock Options exercised) shall be paid in cash, by wire transfer, or by certified check or bank draft payable to the order of ALC, by exchange of Shares of unrestricted Common Stock of ALC already owned by the Director and having an aggregate Fair Market Value equal to the full purchase price, or by any other procedure approved by the Committee, or by a combination of the foregoing.
5. Exercise of Stock Appreciation Rights. SARs as to which the Director is vested, which have become exercisable, and which have not terminated may be exercised by delivery to the Secretary of ALC of a written or electronic notice, complying with the applicable procedures established by the Committee or ALC, stating the whole number of SARs that are thereby exercised. Upon exercise, ALC shall deliver to Director or Director’s legal representative, at the absolute discretion of the Committee, either (i) the number of Shares (rounded down to the nearest whole Share) (the “Number of Equivalent Shares”) equal to (x) (A) the excess, if any, of the Fair Market Value per Share on the exercise date over the Exercise Price per Share of the SAR, multiplied by (B) the number of SARs being exercised pursuant to such notice, divided by (y) the Fair Market Value per Share on the exercise date, (ii) cash equal to the Fair Market Value per Share on the exercise date multiplied by the Number of Equivalent Shares, or (iii) any combination of cash and Shares with an aggregate value equal to the Fair Market Value per Share on the exercise date multiplied by the Number of Equivalent Shares.
6. Expiration of Stock Options/SARs. Unless the Committee determines otherwise and except as otherwise provided in Section 7, unexercised Options/SARs expire (i) automatically on the date of your Termination of Service for Cause (as determined according to Section 7(e) hereof) or (ii) 90 days after the effective date of your Termination of Service for any reason other than Cause; provided that any portion of the Stock Options/SARs that is not vested as of such effective date ceases vesting and terminates immediately; and provided further that all Options/SARs will automatically expire on the fifth anniversary of this Award Agreement.
7. Termination of Service.
     a. If the Director incurs a Termination of Service due to Disability, the Stock Options/SARs, to the extent outstanding at the time of such Termination of Service, shall become immediately vested and fully exercisable and may be exercised by the Director at any time prior to the first to occur of (i) one year after such Termination of Service or (ii) the expiration date of the Stock Options/SARs, and shall thereafter expire.
     b. If the Director incurs a Termination of Service due to death, the Stock Options/SARs, to the extent outstanding at the time of such Termination of Service, shall become immediately vested and fully exercisable and may be exercised by the Director’s estate or by a person who acquired the right to exercise such Stock Options/SARs by bequest or inheritance or otherwise by reason of the death of the Director at any time prior to the first to occur of (i) one year after such Termination of Service or (ii) the expiration date of the Stock Options/SARs, and shall thereafter expire.
     c. If the Director incurs a Termination of Service due to retirement at or after age 65, the portion of the Stock Options/SARs, if any, which is exercisable at the time of such Termination of Service may be exercised at any time prior to the first to occur of (i) three years after such Termination of Service or (ii) the expiration date of the Stock Options/SARs, and shall thereafter expire. Any portion of the Stock Options/SARs that is not exercisable at the time of such Termination of Service due to retirement at or after age 65 shall expire as of such Termination of Service.
     d. If the Director incurs a voluntary Termination of Service by the Director (other than retirement at or after age 65), the portion of the Stock Options/SARs, if any, which is exercisable at the time of such Termination of Service may be exercised at any time prior to the first to occur of (i) 30 days after such Termination of Service or (ii) the expiration date of the Stock Options/SARs, and shall thereafter expire. Any portion of the Stock Option/SAR that is not exercisable at the time of such Termination of Service shall expire as of such Termination of Service.
     e. If the Director incurs a Termination of Service without Cause by ALC shareholders or by ALC, the portion of the Stock Options/SARs, if any, which is exercisable at the time of such Termination of Service may be exercised at any time prior to the first to occur of (i) 90 days after such Termination of Service or (ii) the expiration date of the Stock Option/SAR, and shall thereafter expire. Any portion of the Stock Options/SARs that is not exercisable at the time of such Termination of Service shall expire as of such Termination of Service. For purposes of this Award Agreement, Cause means, unless otherwise provided by the Committee, (A) conviction of Director for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling Director’s employment duties, (C) willful and deliberate failure on the part of Director to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
8. Voting Rights; Dividend Equivalents. Prior to the date on which your rights with respect to Options/SARs have become vested and you exercise such Options/SARs, you shall not be entitled to exercise any voting rights with respect to such Options/SARs or any Shares with respect thereto, and shall not be entitled to receive dividends or other distributions with respect thereto.
9. Non-Transferability of Options/SARs. Unless otherwise provided by the Committee in its discretion, Options/SARs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of Options/SARs in violation of the provisions of this Section 9 and Section 9(a) of the Plan shall be void.
10. Adjustment in the Event of Change in Stock. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of ALC, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of ALC, the number and kind of shares subject to the Stock Option/SAR and/or the exercise price per share shall be adjusted by the Board or Committee as the Board or Committee may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to the Stock Options/SARs shall always be a whole number. The determination of the Board or Committee regarding any adjustment will be final and conclusive.
11. Payment of Transfer Taxes, Fees and Other Expenses. ALC agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of Shares acquired pursuant to exercise of the Stock Options/SARs, together with any and all other fees and expenses necessarily incurred by ALC in connection therewith.
12. Other Restrictions on Exercisability. The exercise of the Stock Options/SARs and the delivery of share certificates upon such exercise shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law or (b) the consent or approval of any government regulatory body is, in the case or (a) or (b), necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event such exercise shall not be effective unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
13. Taxes and Withholdings. No later than the date of exercise of the Stock Options/SARs granted hereunder, the Director shall pay to ALC or make arrangements satisfactory to the Committee regarding payment of any federal, state and local taxes, and any non-U.S. taxes applicable to the Director, of any kind required by law to be withheld upon the exercise of such Stock Options/SARs. In the event that there is withholding tax liability in connection with the exercise of Options/SARs, you may satisfy, in whole or in part, any withholding tax liability by having ALC withhold from the number of Shares you would be entitled to receive pursuant to the exercise of the Options/SARs, a number of Shares having a Fair Market Value equal to such withholding tax liability. ALC shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Director federal, state, local and applicable non-U.S. taxes of any kind required by law to be withheld upon the exercise of such Stock Options/SARs.
14. Consents and Legends.
     a. Consents. Your rights in respect of the Options/SARs that are subject to this Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may reasonably determine to be necessary or advisable (including, without limitation, your consenting to ALC’s supplying to any third-party record keeper of the Plan such personal information as ALC or the Committee deems advisable to administer the Plan).
     b. Legends. ALC may affix to certificates for Shares issued pursuant to this Award Agreement any legend that ALC or the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). ALC may advise the transfer agent to place a stop order against any legended Shares.
15. Successors and Assigns of ALC. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of ALC and its successors and assigns.
16. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.
17. Dispute Resolution.
     a. Jurisdiction and Venue. You and ALC irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the Eastern District of Wisconsin and (ii) the courts of the State of Wisconsin for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and ALC agree to commence any such action, suit or proceeding either in the United States District Court for the Eastern District of Wisconsin or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Wisconsin. You and ALC further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Wisconsin with respect to any matters to which you have submitted to jurisdiction in this Section 17(a). You and ALC irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the Eastern District of Wisconsin or (B) the courts of the State of Wisconsin, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     b. Waiver of Jury Trial. You and ALC hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.
     c. Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 17, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel or other advisors (provided that such counsel or other advisors agree not to disclose any such information other than as necessary to the prosecution or defense of the dispute).
18. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to ALC:	Assisted Living Concepts, Inc.
W140 N8981 Lilly Road
Menomonee Falls, WI 53051
Attention: Corporate Secretary

If to Director:
     The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.
19. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.
20. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the Options/SARs shall be subject to the provisions of Section 7(c) of the Plan).
21. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.